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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                                                 SIX MONTHS ENDED
                                                                                 YEARS ENDED DECEMBER 31,            JUNE 30,
                                                                              -------------------------------  --------------------
                                                                                1994       1995       1996       1996       1997
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                                                                   (UNAUDITED)
Net income..................................................................  $     176  $   1,419  $     561  $     102  $      60
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------
Weighted average common shares outstanding..................................      7,259      7,268      7,331      7,259     10,501
Net effect of dilutive common share equivalents using the treasury stock
 method.....................................................................         --         --         52         36        396
Effect at assumed conversion of preferred shares............................         --        281      1,603      1,603         --
Adjustments to reflect requirements of the Securities and Exchange
 Commission (Effect of SAB 83)..............................................        567        567        567        567        132
                                                                              ---------  ---------  ---------  ---------  ---------
Adjusted shares outstanding.................................................      7,826      8,116      9,553      9,465     11,029
Net income per common share.................................................  $    0.02  $    0.17  $    0.06  $    0.01  $    0.01
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------
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